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                                                                  EXHIBIT 23(A)



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-95181) of King Pharmaceuticals, Inc. of our report dated February 25, 2000, except for the information in Note 20 for which the date is March 17, 2000, relating to the Supplementary Consolidated Financial Statements, which appear in the Prospectus Supplement dated April 19, 2000. We also consent to the reference to us under the heading "Experts" in such Prospectus Supplement.


/s/ PricewaterhouseCoopers LLP


Greensboro, North Carolina
April 20, 2000